Autonomous City of Buenos Aires, July 26, 2016

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We are aware that our report dated July 26, 2016 on our review of interim financial information of Pampa Energía S.A for the three month period ended March 31, 2016, presented with comparative figures and included in the Company's quarterly report on Form 6-K for the quarter ended March 31, 2016, is included in its Registration Statement on Form 6-K dated July 26, 2016.

Very truly yours,

PRICE WATERHOUSE & CO. S.R.L.
Dr. R. Sergio Cravero (Partner)